Exhibit 99.1
2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

Christopher & Banks Corporation Announces Changes to Board of Directors and Support Agreement with Macellum Capital Management

Six existing directors not to stand for re-election and four new directors to be added to Board at 2016 Annual Meeting

PLYMOUTH, MN., March 10, 2016 /PRNewswire/ -- Christopher & Banks Corporation (NYSE: CBK), a Minnesota-based retailer of women’s apparel and accessories, today announced that it has entered into a Support Agreement with Macellum Capital Management LLC ("Macellum"), which beneficially owns approximately 8.4% of the Company's outstanding shares.  Pursuant to the Support Agreement, the Company's Board of Directors has agreed to nominate four new, independent director candidates to stand for election at the Company's 2016 Annual Meeting of Stockholders:  Jonathan Duskin, Kent Kleeberger, Laura Weil and a mutually agreed upon fourth independent director. The 2016 Annual Meeting is tentatively scheduled for June 30, 2016.

In addition and pursuant to the Support Agreement, the Company announced that, commencing with the 2016 Annual Meeting, it will decrease the size of the Board from nine to seven directors.  Accordingly, Mark Cohn, Edwin Holman, Anne Jones, David Levin, Paul Snyder and Patricia Stensrud will not stand for re-election. Incumbent directors who will stand for re-election at the 2016 Annual Meeting are: Lisa Wardell, LuAnn Via and William Sharpe. Ms. Wardell will continue to serve as Chair of the Board and Ms. Via will continue to serve as President and Chief Executive Officer.

"We are pleased to add additional strength and expertise to our Board slate with the addition of new, independent director nominees, who will add valuable experience and fresh perspectives to the Christopher & Banks Board," said Ms. Wardell, Chair of Christopher & Banks.

Ms. Wardell continued, "We greatly appreciate the continued service of Mark, Ed, Anne, David, Paul and Pat through the 2016 Annual Meeting.  We thank each of them for their Board service and many contributions to Christopher & Banks."

Ms. Via added: "The entire Christopher & Banks team remains committed to the successful execution of our strategic plans and looks forward to working collaboratively with our new directors to continue advancing Christopher & Banks’ priorities and generating enhanced returns for all of the Company's stockholders."

Jonathan Duskin, CEO and Portfolio Manager of Macellum commented, "We appreciate the constructive working relationship we have built with LuAnn and the team at Christopher & Banks over the last year and believe this agreement is a great outcome for all stockholders.  Macellum believes that adding multiple independent directors with specialty retail industry experience will help drive growth, enhance profitability and increase stockholder returns. We are excited to work collaboratively to realize the Company's full potential for growth and value creation."

Pursuant to its agreement with Christopher & Banks, Macellum and certain of its affiliates have agreed to certain customary standstill and voting provisions through at least the Company's 2016 Annual Meeting of Stockholders. The agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Jonathan Duskin

Mr. Duskin has served as Chief Executive Officer of Macellum Capital Management LLC, a Delaware limited liability company which operates a New York-based pooled investment fund, since July 2009. From January 2005 to February 2008, Mr. Duskin served as a Managing Director and Partner at Prentice Capital Management, LP, an investment management firm. From March 2002 to January 2005, Mr. Duskin was a Managing Director at S.A.C. Capital Associates LLC, a New York-based hedge fund. From January 1998 to January 2002, Mr. Duskin was a Managing Director at Lehman Brothers Inc., an investment bank, and served as Head of Product Management and Chairman of the Investment Policy Committee within the Research Department. Mr. Duskin served as a director of The Wet Seal, Inc., a woman’s clothing retailer, from March 2006 to October 2012 and including serving on the audit committee during this time. Mr. Duskin received a B.B.A. degree in Finance and Economics from the University of Massachusetts, Amherst in 1989.

About Kent A. Kleeberger

Mr. Kleeberger has been engaged as an independent consultant to certain private equity firms since April 2015. From February 2011 to March 2015, he was Executive Vice President, Chief Operating Officer of Chico’s FAS, Inc. (“Chico’s).  Mr. Kleeberger joined Chico’s in November 2007 as the Executive Vice President, Chief Financial Officer & Treasurer. He was promoted to Chief Operating Officer in February 2011. Prior to joining Chico’s, Mr. Kleeberger was the Senior Vice President, Chief Financial Officer for Dollar Tree Stores, Inc. from July 2004 through October 2007. From 1998 to 2004, he served in numerous capacities for Too Inc., now known as Justice (part of Ascena Retail Group, Inc.). Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc., including Corporate Controller.  Before joining The Limited, Inc., Mr. Kleeberger was a Certified Public Accountant with KPMG, having worked there for 13 years.  Mr. Kleeberger also serves on the Board of Directors of Shoe Carnival, Inc. and previously served on the Board of Directors of Aeropostale, Inc. Mr. Kleeberger graduated from the University of Cincinnati with a B.B.A. degree, Magna Cum Laude in 1975.

About Laura Weil

In 2015, Ms. Weil founded Village Lane Advisory LLC, which specializes in providing executive and strategic consulting services to retailers as well as private equity firms.  She was the Executive Vice President and Chief Operating Officer of New York & Company, Inc., a woman’s apparel and accessories retailer, from June 2012 to August 2014, having served it as an Executive Consultant since February 2012. Ms. Weil was the Chief Executive Officer of Ashley Stewart LLC, (f/k/a Urban Brands Inc.) a privately held plus size women’s apparel retailer, from

2009 to 2011.  Ms. Weil was the Chief Operating Officer and Senior Executive Vice President of Ann Taylor Stores Corporation, a women’s apparel company, from 2005 to 2006. From 1995 to 2005, she was the Chief Financial Officer and Executive Vice President of American Eagle Outfitters, Inc., a clothing retailer.  Ms. Weil graduated with a B.A. degree from Smith College and received an MBA degree in Finance and Marketing from Columbia University.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of March 10, 2016, the Company operates 514 stores in 45 states consisting of 314 MPW stores, 77 Outlet stores, 65 Christopher & Banks stores, and 58 stores in its women’s plus size clothing division, CJ Banks,.  The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe” and similar expressions.

   These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond the Company’s control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales or gross margins; (ii) lack of acceptance of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support its operations; (iv) the effectiveness of the Company’s brand awareness, marketing programs and efforts to enhance the in-store experience; (v) the possibility that, because of poor customer response to the Company’s merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic and tactical plans; (vii) general economic conditions could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements which are based on current expectations and speak only as of the date of this release.  The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “For Investors” and you are urged to carefully consider all such factors.

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COMPANY CONTACT:

LuAnn Via

President and Chief Executive Officer

(763) 551-5000

INVESTOR RELATIONS CONTACT

Jean Fontana

ICR, Inc.

(203) 682-8200